Exhibit 23.3

                    CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Heritage Bank of Commerce


We consent to the use of our report on the financial statements of Heritage Bank of Commerce as of December 31, 1996, and for each of the years in the two-year period ended December 31, 1996, incorporated herein by reference.


/s/   KPMG Peat Marwick LLP


Mountain View, California
July 13, 1998